Exhibit 10.6
Amendment to The Joint Corp. Amended and Restated 2014 Incentive Stock Plan
(effective with respect to Awards issued on or after March 3, 2020)

1.Article 8 of the Amended and Restated 2014 Incentive Stock Plan (the “Plan”) is hereby deleted in its entirety and replaced with the following, effective for Awards issued on or after March 3, 2020:
Article 8Change of Control; Dissolution or Liquidation
The following shall apply to Awards to the extent not otherwise provided in the applicable Award Agreement or individual severance or employment agreement to which a Participant is a party (and except as is necessary to satisfy the requirements for exemption under Section 409A or the requirements of §409A of the Code to the extent applicable):
8.1 Treatment of Outstanding Awards in Event of a Change of Control that is Not a Corporate Transaction
(a)In the event of a Change of Control that is not also a Corporate Transaction, all of a Participant’s outstanding Awards shall become fully vested and exercisable, and all vesting conditions on the shares underlying Restricted Stock Awards of a Participant shall lapse, upon the occurrence of both:
(i)A Change of Control; and
(ii)(x) Termination by the Company of such Participant for a reason other than Cause during the Window Period; or (y) a Termination by the Participant for Good Reason during the Window Period (the date upon which both (1) and either (2)(x) or 2(y) have occurred shall be referred to as the “Double Trigger Date”).
(b)Notwithstanding subsection (a) above, any Award (or portion of an Award) that is conditioned on the attainment of one or more Performance Goals shall vest, if at all, on the basis, of actual satisfaction of the Performance Goals as of a date reasonably proximal to the Double Trigger Date (based on pro-rated performance metrics through such date), as determined by the Committee, in its sole discretion. If an Award contains multiple performance periods, any accelerated vesting provided for hereunder shall apply only to that portion of an outstanding Award applicable to the incomplete performance period within which the Double Trigger Date has occurred. Any performance-based Award (or portion of such Award) that does not vest in accordance with the foregoing, including when the Committee, in its sole discretion, determines that actual performance is not reasonably determinable, shall be forfeited. In the case of any adjustment in an Award hereunder, the shares subject to the Award will be rounded down to the nearest whole share.
8.2 Treatment of Outstanding Awards in Event of a Change of Control that is a Corporate Transaction

(a) In the Event of a Change of Control that is also a Corporate Transaction, and contingent upon the consummation of the Corporate Transaction, the Committee may, in its sole discretion at or after grant of an Award and without the consent of any Participant, provide for (i) the assumption of outstanding Awards by the acquiror or successor entity (or its parent), (ii) the substitution of new awards of comparable value covering shares of an acquiror or successor entity (or its parent), with appropriate adjustments as to the number and kind of shares and purchase price, (iii) the continuation of the Awards by the Company (if the Company is the surviving corporation), or (iv) the cancellation of the Awards in accordance with subsection (b) below. Outstanding Awards do not have to be uniformly treated for all Participants.
(b) If and to the extent that there is no assumption, substitution or continuation of Awards, then all outstanding Awards shall become fully vested and exercisable, and all vesting conditions on shares underlying Restricted Stock Awards shall lapse. Notwithstanding the forgoing, if and to the extent that there is no assumption, substitution or continuation of an Award (or portion of an Award) that is conditioned on the attainment of one or more Performance Goals, then such Award shall vest, if at all, in accordance with Section 8.1(b).
(c) With respect to any outstanding vested and nonforfeitable Awards that are not assumed, substituted or continued, and effective only immediately before (and conditioned upon) the consummation of the Corporate Transaction:
(i)The Committee shall take either (or both) of the following actions:
1.allow Participants to exercise any Awards of Options and SARs within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding Options or SARs that remain unexercised upon consummation of the Corporate Transaction; or
2.cancel any or all of such outstanding Awards in exchange for a payment with respect to each vested share subject to such canceled Award in (a) cash, (b) stock of the Company or of a corporation or other business entity that is a party to the Corporate Transaction, or (c) other property which, in any such case, shall be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share of common stock in the Corporate Transaction, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award.
(ii) In the event that an Award has an exercise or purchase price per share equal to or greater than the fair market value of the consideration to be paid per share of stock in the Corporate Transaction, then such Award shall be canceled without the payment of any consideration and shall cease to be outstanding.
(d) Prior to any payment contemplated under this section, and pursuant to any purchase or merger agreement or other applicable transaction agreement, the Committee may require each Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of common stock, subject to any limitations or reductions as may be necessary to comply with §409A of the

Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.
(e) If and to the extent that Awards are continued, assumed or replaced under subsection (a) above and a Participant holding such an Award experiences a Termination by the Company for a reason other than Cause during the Window Period or there is a Termination by Participant for Good Reason during the Window Period, then all of such Participant’s outstanding Awards shall become fully vested and exercisable, and all vesting conditions on the shares underlying Restricted Stock Awards of such Participant shall lapse. Notwithstanding this subsection (e), any Award (or portion of an Award) that is conditioned on the attainment of one or more Performance Goals shall vest, if at all, in accordance with Section 8.1(b).
8.3 Treatment of Outstanding Awards in Event of a Dissolution or Liquidation of the Company
In the event of a proposed dissolution or liquidation of the Company (other than in connection with a Corporate Transaction), the Committee will notify Participants as soon as practicable prior to such dissolution or liquidation and provide them with the opportunity to exercise any outstanding Awards to the extent vested as of the date immediately prior to such dissolution or liquidation. Awards (or the portions thereof) that are vested but remain unexercised thereafter or that are unvested or subject to forfeiture conditions shall be canceled and cease to be outstanding. Notwithstanding the foregoing, the Committee may, in its sole discretion, cause some or all outstanding Awards to become fully vested, exercisable and/or no longer subject to forfeiture. In the event that an Award has an exercise or purchase price per share equal to or greater than the fair market value of a share of the Company’s stock (as determined by the Committee in its sole discretion), then such Award shall be canceled without notice to or payment of any consideration to the Participant and shall cease to be outstanding. The exercise, cancellation or acceleration of vesting of an Award hereunder shall be effective only immediately before the proposed dissolution or liquidation and conditioned upon its consummation.
8.4 Definitions
A “Change of Control” means an event or the last of a series of related events by which:
(a) any Person (as that term is used in sections 13(d) and 14(d) of the Exchange Act, together with all of that person’s “affiliates” and “associates” as those terms are defined in Rule 12b-2 under the Exchange Act) directly or indirectly acquires or otherwise becomes entitled to vote stock having more than 50% of the voting power in elections for Directors; or
(b) during any 24-month period, a majority of the members of the Board ceases to consist of Qualifying Directors. A Director shall be considered a “Qualifying Director” if he or she falls into any one of the following five categories:
(1) a Director at the beginning of the period (“continuing Directors”); or
(2) a Director elected to office after the start of the period by the Board with the approval of two-thirds of the incumbent continuing Directors (an “appointed Director”); or

(3) a Director elected to office after the start of the period by the Company’s stockholders following nomination for election by the Board with the approval of two-thirds of the incumbent continuing and appointed Directors (an “elected Director”); or
(4) a Director elected to office after the start of the period by the Board with the approval of two-thirds of the incumbent continuing, appointed and elected Directors; or
(5) a Director elected to office after the start of the period by the Company’s stockholders following nomination for election by the Board with the approval of two-thirds of the incumbent continuing, appointed and elected Directors; or
(c) A Corporate Transaction is consummated, unless, immediately following such Corporate Transaction, holders of the Company’s voting securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the voting power of the outstanding securities of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through the ultimate parent of such entity) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction.
“Cause” means any one or more of the following: (i) the commission of any crime involving dishonesty, breach of trust or physical harm to any person, (ii) willfully engaging in conduct that is in bad faith or injurious to the Company or its business (including, for example, fraud or embezzlement), (iii) gross misconduct, whether personal or professional, which could cause harm to the business or reputation of the Company, (iv) failure to comply with the significant provisions of the Company’s policies as specified in the Employee Handbook or Code of Ethics, or as otherwise adopted by the board of directors then in effect, (v) willful and material failure to perform or observe, or gross negligence in the performance of, the Participant’s job, including the failure to follow the reasonable written directions of the person to whom the Participant reports, or (vi) any breach of covenants of confidentiality, non-competition, non-solicitation or other covenants the Participant has agreed to with the Company.
“Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving entity.
“Good Reason” means one or more of the following: (i) a material reduction during the Window Period of the Participant’s compensation where the Company has not implemented an across-the-board reduction in compensation, or in the case of Outside Directors, an across-the-board reduction in compensation of the Board; (ii) other than with respect to Outside Directors, the relocation during the Window Period (without the Participant’s prior written consent) of the Participant’s primary work site to a location greater than seventy five (75) miles from the Participant’s work site; or (iii) a material reduction during the Window Period of the Participant’s duties (without the Participant’s prior written consent) from those in effect prior to the Window Period; provided, however, that to invoke a Termination for Good Reason, (A) the Participant must provide written notice to the Company within thirty (30) days of the event believed to constitute Good Reason, which notice must be within the Window Period, (B) the Company must fail to cure such event within thirty (30) days of the receipt of such written notice, and (C) the Participant must terminate employment within thirty (30) days following the expiration of the Company’s cure period described above, which may be during or after the Window Period.
“Termination” shall mean, for purposes of this Article 8 only, (i) in respect of an Employee, termination of employment (but transferring employment from the Company to a Subsidiary or from a Subsidiary to the Company or to another Subsidiary shall not be considered a Termination); (ii) in respect of a Consultant, his or her termination of service as a Consultant; and (iii) in respect of an Outside Director, termination of service on the Board, or if the Company is not the surviving entity in a Corporate Transaction, on the board of directors of the surviving entity, which in either case, shall include the Outside Director’s failure to be nominated or to be elected to serve as a director. “Company” as used in this definition shall be deemed to include a successor to or acquiror of the Company.
“Window Period” means a period beginning thirty (30) calendar days prior to the date the Change of Control is effected and ending on the one-year anniversary of the date the Change if Control is effected.
3.Except as expressly amended hereby, the Plan shall remain in full force and effect. Any capitalized terms not defined herein shall have the meanings set forth in the Plan.

Approved by the Board of Directors of The Joint Corp. on March 3, 2020.
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